UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

MedClean Technologies, Inc.

Delaware	000-03125	21-0661726
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

57 S. Commerce Way, Suite 310

Bethlehem, PA 18017

(Address of principal executive offices, including zip code)

(203) 798-1080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 3, 2013, MedClean Technologies, Inc., a Delaware corporation (“MedClean” or the “Company”) (OTC Pink: MCLN) entered into an Agreement and Plan of Merger (“Merger Agreement”), between the Company and BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (the “Company” or “BMTS”) (OTC Pink: BMTL). The Merger Agreement, if consummated, would result in BMTS merging with and into MedClean, with MedClean being the surviving corporation (the “Merger”) and with BMTS’s existing subsidiary, BioMedical Technology Solutions, Inc. (“BMTS Sub) surviving as a wholly owned subsidiary of MedClean. Upon consummation of the Merger, all issued and outstanding shares of BMTS common stock will convert into a number of shares of MedClean common stock which will represent, when issued, and after giving effect to the Debt Conversions described below, 60% of the total issued and outstanding shares of MedClean (the “Exchange Ratio”). The Merger will result in a change in control of MedClean. The Merger is subject to any dissenters’ rights of the BMTS and MedClean shareholders.

Each party’s obligation to close the transaction is subject to the satisfaction of certain conditions by the other party, including in part (i) MedClean filing all delinquent reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), including audited and interim financial statements, (ii) BMTS completing the preparation of two years audited financial statements complying with Regulation S-X under the Exchange Act, (iii) both MedClean and BMTS obtaining the agreements of their respective creditors to convert substantially all outstanding liabilities to shares of common stock (the “Debt Conversions”), which Debt Conversions will be given effect prior to determining the Exchange Ratio, (iv) the approval of the Merger by the shareholders of both BMTS and MedClean, and (v) the preparation and effectiveness of a Registration Statement on Form S-4 registering for sale of the shares of MedClean common stock issuable to the BMTS shareholders in the Merger, and (vi) complete and satisfactory due diligence and other conditions customary in transactions of this nature. Each party may waive any of the other party’s obligations that are conditions to closing and proceed to closing, however, there can be no assurance as to when the transaction can or will be consummated. For a complete statement of the conditions to closing the transaction, please see the copy of the Merger Agreement filed herewith as Exhibit 1.01 A.

Concurrently with the execution of the Merger Agreement, BMTS and MedClean entered into a Management Agreement (“Management Agreement”), whereby pending the closing of the Merger described above, MedClean has retained BMTS as Business Manager of MedClean to perform the day to day business operations of MedClean. A copy of the Management Agreement is filed herewith as Exhibit 1.01 B.

ITEM 8.01: OTHER EVENTS

As noted above, in connection with the contemplated transaction, MedClean is engaging its auditors to prepare all delinquent and current financial reports. The Company anticipates that the information contained in its pre-merger reports will be negative. Completion and filing of these reports is contingent upon the receipt of financing in connection with the contemplated transaction sufficient for payment of the costs of the preparing and filing the reports.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

See Item 8.01 above.

EXHIBITS

Item	Title

1.01 A	Agreement and Plan of Merger dated effective September 3, 2013

1.01 B	Management Agreement dated September 3, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedClean Technologies, Inc.

Date: September 10, 2013	By:	/s/ John R. Accardi
John R. Accardi, President and Chief Executive Officer

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